Sub-Item 77C  Matters submitted to a vote of security holders

On October 7, 2003, a Special Meeting of Shareholders of Columbia Daily Income Company was held to conduct a vote for and against the approval of the Items listed on the Proxy Statement for said meeting. The votes cast at the Meeting were as follows:

PROPOSAL 1.
Election of the following Directors: Douglas A. Hacker, Janet Langford Kelly, Richard W. Lowry, Charles R. Nelson, John J. Neuhauser, Patrick J. Simpson, Thomas E. Stitzel, Thomas C. Theobald, Anne-Lee Verville, Richard L. Woolworth, William E. Mayer, and Joseph R. Palombo:

-------------------------- ------------------ --------------------- ---------------------- ------------------
ELECTION OF DIRECTORS      FOR                % OF SHARES TO        WITHHELD               % OF SHARES TO
                                              TOTAL OUTSTANDING                            TOTAL
                                              SHARES                                       OUTSTANDING
                                                                                           SHARES
-------------------------- ------------------ --------------------- ---------------------- ------------------
Douglas A. Hacker          474,658,364        53%                   34,670,492             4%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Janet Langford Kelly       474,857,276        53%                   34,471,580             4%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Richard W. Lowry           474,656,575        53%                   34,672,281             4%

-------------------------- ------------------ --------------------- ---------------------- ------------------
William E. Mayer           474,645,729        53%                   34,683,127             4%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Charles R. Nelson          475,415,849        53%                   33,913,007             4%

-------------------------- ------------------ --------------------- ---------------------- ------------------
John J. Neuhauser          474,664,465        53%                   34,664,391             6%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Joseph R. Palombo          474,627,368        53%                   34,701,488             4%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Patrick J. Simpson         475,345,954        53%                   33,982,902             4%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Thomas E. Stitzel          475,236,876        53%                   34,091,980             4%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Thomas C. Theobald         474,636,258        53%                   34,692,598             4%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Anne-Lee Verville          474,762,495        53%                   34,566,361             4%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Richard L. Woolworth       475,595,840        53%                   33,732,975             4%

-------------------------- ------------------ --------------------- ---------------------- ------------------

TRUSTEES ELECTED



Sub-Item 77E  Legal Proceedings

Various civil actions have been filed against the Registrant in regard to market timing allegations. As of April 22, 2004, we have received the following complaints:

(1.) George Slaybe et al, Plaintiffs, v. Columbia Management Advisors, Inc., Defendant
      United States District Court
      District of Massachusetts
      Case # 04 10534 PBS
      Complaint Allegation:  Market Timing

(2.) David Armetta derivatively on behalf of the Columbia Common Stock Fund, Plaintiff, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., Douglas A. Hacker, Janet Langford Kelly, Richard W. Lowry, Charles R. Nelson, John J. Neuhauser, Patrick J. Simpson, Thomas E. Stitzel, Thomas C. Theobald, Anne-Lee Verville, Richard L. Woolworth, William E. Mayer, Joseph R. Palombo and John Does 1-100, Defendants, and Columbia Common Stock Fund, nominal defendant

      United States District Court
      District of Massachusetts
      Case # 04 10555 MLW
      Complaint Allegation: Market Timing

(3.) Edward I. Segel and Iris Segel derivatively on behalf of Columbia Acorn Fund, Columbia Acorn Trust and the Columbia Funds, Plaintiffs, v. FleetBoston Financial Corporation, Fleet National Bank, Columbia Management Group, Inc., Columbia Funds Services, Inc., Columbia Wanger Asset Management, Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., John Does 1-4, Margaret Eisen, Leo Guthart, Jerome Kahn, Jr., Steven N. Kaplan, David C. Kleinman, Allan B. Muchin, John A. Wing, Charles P. McQuaid, Ralph Wanger, Ilytat, L.P., Ritchie Capital Management, Inc., Edward J. Stern, Canary Capital Partners LLC, Canary Capital Partners, LTD., Canary Investment Management, LLC, Daniel Calugar, Sal Giacalone, D.R. Loeser, Signalert Corporation, Alan Waldbaum, and Tandem Financial Services, Defendants, and Columbia Acorn Fund, Columbia Acorn Trust, and the Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10567MEL
      Complaint Allegation: Market Timing

(4.) Catherine Dukes, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., and John Does 1-100

      United States District Court
      District of Massachusetts
      Case # 04-10315-PBS
      Complaint Allegation: Market Timing

(5.) AB Medical Equipment Corp., Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management L.P., Columbia Funds Distributor, Inc. and Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10355PBS

(6.) Karen M. McKenna, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. Columbia Funds, Columbia Acorn Trust, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc. and John Does 1-100, Defendants

      United States District Court
      Southern District of New York
      Case # 04 CV 1576

Complaint Allegation:  Market Timing

(7.) Lawrence S. Wick, as custodian for Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick, and Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick individually and on behalf of others similarly situated, Plaintiffs, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10408HEL

Complaint Allegation:  Market Timing

(8.) Steven B. Ehrlich, Custodian for Cory Ryan Ehrlich UTMA/Florida, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., and
John Does 1-100

      United States District Court
      District of Massachusetts
      Case # 04 10405 PBS

Complaint Allegation:  Market Timing

(9.) R.L. Simmonds and Jean Simmonds, on behalf of Themselves and on behalf of All Others Similarly Situated v. Columbia Funds, Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., Columbia Management Group, Inc., FleetBoston Financial Corporation, Columbia Wanger Asset Management, L.P.,

      United States District Court
      Southern District of New York
      Case # 04 CV 01879

Complaint Allegation:  Market Timing